UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The TriZetto Group, Inc. (the “Company”) regrets to report the death of one of its directors, Thomas B. Johnson, who passed away unexpectedly on May 13, 2008. A copy of the press release announcing Mr. Johnson’s passing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Johnson served as the chair of the Company’s Audit Committee and as the Company’s audit committee financial expert. Jerry Widman, a current director and member of the Company’s Audit Committee, has been appointed as the new chair of the Company’s Audit Committee and has been designated as the new audit committee financial expert. Nancy Handel, a current director, has been appointed as the third member of the Audit Committee.

In light of the previously announced merger with Apax Partners, L.P., the Company does not currently plan to fill Mr. Johnson’s seat.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by The TriZetto Group, Inc., dated May 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: May 16, 2008	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by The TriZetto Group, Inc., dated May 16, 2008